                                                                    EXHIBIT 11.1

                           SOFTKEY INTERNATIONAL INC.

                    STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (LOSS)
                        (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                      Three Months Ended
                                                                           March 31,
                                                                -----------------------------
                                                                     1996            1995
                                                                ------------      -----------
FULLY DILUTED

Net income (loss)                                               $    (76,321)     $     7,759

Weighted average common and Exchangeable Shares
      outstanding                                                 32,874,000       22,128,000

Incremental shares calculated by the Treasury Stock
      Method applied to options, convertible debentures
      and warrants issued, using the greater of the closing
      and average fair value                                              --        1,307,000
                                                                ------------      -----------

Common and common share equivalents outstanding for
       purposes of calculating fully diluted earnings per
       share                                                      32,874,000       23,435,000
                                                                ------------      -----------

Fully diluted earnings (loss) per share                         $      (2.32)     $      0.33
                                                                ============      ===========


PRIMARY

Net income (loss)                                               $    (76,321)     $     7,759

Weighted average common and Exchangeable Shares
  Outstanding                                                     32,874,000       22,099,000

Incremental shares calculated by the Treasury Stock
  Method applied to options, convertible debentures
  and warrants issued, using the greater of the closing
  and average fair value                                                  --        1,228,000
                                                                ------------      -----------

Common and common share equivalents outstanding
  for purposes of calculating primary earnings
  per share                                                       32,874,000       23,327,000
                                                                ------------      -----------

Primary earnings (loss) per share                               $      (2.32)     $      0.33
                                                                ============      ===========


                                17